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                                                                    Exhibit 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan of Psychiatric Solutions, Inc., dated September 1, 2005, and to the incorporation by reference therein of our report dated June 20, 2005, with respect to the combined financial statements of Behavioral Healthcare Services included in the Form 8-K/A and Form 8-K of Psychiatric Solutions, Inc. dated August 1, 2005 and August 31, 2005, respectively, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Nashville, Tennessee
August 30, 2005